UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2019

META FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition and General Release Agreement with Mr. Haahr

As previously disclosed, J. Tyler Haahr stepped down as Chief Executive Officer of Meta Financial Group, Inc. (the “Company”) and MetaBank effective as of October 30, 2018 (the “Effective Date”) and assumed the role of Non-Executive Chairman of each of the Boards of Directors of the Company and MetaBank (together, the “Boards”). The Company entered into a Transition and General Release Agreement (the “Transition Agreement”) with Mr. Haahr as of January 16, 2019. The Transition Agreement provides that Mr. Haahr will continue to serve as Non-Executive Chairman of the Boards and an employee of the Company and MetaBank until the date of the Company’s Annual Meeting of Stockholders scheduled to be held on January 30, 2019 (the “Annual Meeting”). Effective as of the date of the Annual Meeting, Mr. Haahr’s employment with the Company and MetaBank will terminate, and he will be deemed to have resigned as a director of the Company and MetaBank and from all other offices and positions with the Company, MetaBank and their affiliates.

Under the Transition Agreement, the Company has agreed to provide Mr. Haahr with the following severance benefits (the “Severance Benefits”), subject to the conditions in the Transition Agreement, including the execution and nonrevocation of a release of claims: (i) a lump-sum cash severance payment equal to $5,000,000; (ii) continued vesting of 224,994 shares of outstanding restricted stock that were intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”) and that would otherwise vest in a year subsequent to fiscal year 2019, based on satisfaction of applicable performance requirements; (iii) accelerated vesting of 54,962 shares of outstanding restricted stock that were not intended to qualify as performance-based compensation under Section 162(m); and (iv) continued health coverage, at the Company’s cost, for up to 18 months following the date of separation (or until Mr. Haahr becomes eligible under a successor employer’s health plan, if earlier), provided that Mr. Haahr elects to continue and remains eligible for such benefits under COBRA. The Severance Benefits are being provided to Mr. Haahr consistent with the Employment Agreement between Mr. Haahr and MetaBank, dated as of October 1, 2016 (the “Employment Agreement”). The Transition Agreement provides that the confidentiality, non-solicitation, non-competition and non-disparagement covenants in the Employment Agreement remain in effect following the termination of Mr. Haahr’s employment and includes additional standstill covenants.

The foregoing description of the terms and conditions of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Transition and General Release Agreement, dated as of January 16, 2019, by and among Meta Financial Group, Inc., MetaBank and J. Tyler Haahr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2019

META FINANCIAL GROUP, INC.

By:	/s/ Glen W. Herrick
Name:	Glen W. Herrick
Title:	Executive Vice President, Chief Financial Officer and Secretary